                                                            EXHIBIT 5.1 and 23.2



                               November 4, 1996



Southern Pacific Funding Corporation
One Centerpointe Drive, Suite 500
Lake Oswego, Oregon 97035

   Re: Securities and Exchange Commission Registration Statement
       on Form S-1 (Registration No. 333-14627), for the registration of an aggregate principal amount of $86,250,000 __% Convertible Convertible Subordinated Notes and an indeterminate number of shares of Common Stock, without par value, issuable upon conversion of the Notes
       ----------------------------------------------------------------------

Ladies and Gentlemen:

       We have acted as special counsel in California to Southern Pacific Funding Corporation (the "Registrant"), a California corporation, in connection with the registration under the Securities Act of 1933, as amended, of (i) $86,250,000 aggregate principal amount of the Registrant's __% Convertible Subordinated Notes due 2006 (the "Notes"), including $11,250,000 aggregate principal amount of Notes to cover over-allotments by the underwriters, and (ii) an indeterminate number of shares of the Registrant's Common Stock, without par value (the "Common Stock") issuable upon conversion of the Notes, pursuant to a Registration Statement on Form S-1, Registration No. 333-14627, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the general rules and regulations of the SEC promulgated thereunder. In acting as such special counsel, we have examined the articles of incorporation and bylaws of the Registrant together with the record of its corporate proceedings concerning the issuance and the registration of the Notes and the Common Stock. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, faxed, or conformed copies, and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained therein.

       Based upon the foregoing, we are of the opinion that (i) the Notes have been duly authorized and, when issued, authenticated and delivered in accordance with the terms of the Registration Statement and the Indenture (the "Indenture") between the Registrant and

Southern Pacific Funding Corporation
November 4, 1996
Page 2



The Bank of New York, will be legally issued, and (ii) the Common Stock has been duly authorized, and when issued, authenticated and delivered in accordance with, and subject to, the terms of the Notes and the Indenture, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the prospectus under the caption "Legal Matters."

                                       Very truly yours,


                                       /s/ Baker & Hostetler
                                           BAKER & HOSTETLER